UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
February 3, 2010

CATALYST LIGHTING GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385	1328 West Balboa Boulevard Suite C Newport Beach, CA 92661	84-1588927
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(949) 903-0468
(Registrant’s telephone

number, including area code)

190 Lakeview Way
Vero Beach, FL 32963
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 15, 2010, Keating Investments, LLC, a Delaware limited liability company (“KI”), Mr. Kevin R. Keating (“Keating”), Lionsridge Capital, LLC, an Illinois limited liability company (“LC”), Laurus Master Fund, Ltd., a Cayman Island company (“Laurus”), Garisch Financial, Inc., an Illinois corporation (“GFI”) and Woodman Management Corporation, a California corporation (the “Purchaser”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which (1) KI, Keating, LC, Laurus and GFI (collectively, the “Sellers”) would sell to the Purchaser, and the Purchaser would purchase from the Sellers, an aggregate of 3,861,721 shares of the Registrant’s common stock (the “Shares”), which Shares represent 89.1% of the issued and outstanding shares of the Registrant’s common stock, (2) the Sellers would assign to the Purchaser the Sellers’ registration rights under existing agreements with the Registrant, (3) each Seller and the Registrant would release each other from all existing claims (other than claims by Keating for statutory or other rights to indemnification as a result of his service as an officer and director of the Registrant) and (4) KI would indemnify the Purchaser and the Registrant from liabilities arising out of any breach of any representation, warranty, covenant or obligation of KI, Keating and LC, for a period of six months from the Closing, up to a maximum amount of $50,000.  The aggregate purchase price for the Shares was $210,129.51, or approximately $0.05441 per share.  In connection with the Purchase Agreement, the Purchaser also agreed to assume, and to pay at the closing of the transactions under the Purchase Agreement (“Closing”), certain obligations of the Registrant in an aggregate amount of $30,000 (including $15,000 owed to KI as a consulting fee for services rendered to the Registrant in connection with the transactions contemplated under the Purchase Agreement) (“Assumed Obligations”).  The Closing occurred on February 3, 2010.  The Purchaser paid the aggregate purchase price for the Shares with personal funds.  There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

At the Closing, Keating resigned as the Registrant’s sole director, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer, and Eric Stoppenhagen, age 36, was elected as the Registrant’s sole director, President, Chief Financial Officer and Secretary, to serve in such capacities until his successors are duly elected and qualified.  Mr. Stoppenhagen, through his consulting company Venor, Inc., provides financial and management services to small to medium-sized companies that either are public or desire to become public.  He provides temporary CFO services to these companies, which includes as transaction advice, preparation of security filings and advice regarding compliance with corporate governance requirements.  Mr. Stoppenhagen has more than ten years of financial experience having served in an executive capacity for several public and private companies, including as Vice President of Finance and subsequently Interim President of Trestle Holdings, Inc. from 2003 to 2009; Interim President of WoozyFly Inc. from 2009 to 2010; Interim President of Trist Holdings, Inc. from 2007 to 2010; CFO and Director of AuraSource, Inc. from 2008 to 2010; CFO of GetFugu, Inc. in 2009; and, CFO of Jardinier Corp. from 2007 to 2008.  Mr. Stoppenhagen is a Certified Public Accountant and holds a Juris Doctorate and Masters of Business Administration both from George Washington University.  Additionally, he holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting both from Indiana University.  Mr. Stoppenhagen also serves as a director of the following public companies: AuraSource, Inc. and WoozyFly Inc.

At the Closing, the Registrant and Venor, Inc. (“Venor”) entered into a Consulting, Confidentiality and Proprietary Rights Agreement pursuant to which the Registrant engaged Venor, using Mr. Stoppenhagen, to provide financial duties required to maintain a public shell and services as the Registrant’s interim sole director and officer.  Venor receives a monthly fee of $4,000 in consideration of the services described above, and $200 per hour for services in addition to the duties described above.

Immediately following the Closing, the beneficial ownership of the Registrant’s common stock for (i) persons who beneficially own more than 5%; (ii) persons who are directors and executive officers; and (iii) all directors and executive officers a group, was as follows:

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Directors and Executive Officers
Eric P. Stoppenhagen 1328 W. Balboa Blvd. Suite C Newport Beach, CA 92661	--	--

All Directors and Executive Officers as a Group (1 individual)	--	--

5% Stockholders
Woodman Management Corporation (1) c/o David Weiner, President 3940 Laurel Canyon Blvd., Suite 327 Studio City, CA 91604	3,861,721	89.1%

David Weiner (1) 3940 Laurel Canyon Blvd., Suite 327 Studio City, CA 91604	3,861,721	89.1%

(1)
David Weiner has voting and investment control over the securities owned by Woodman Management Corporation (“Woodman”), and therefore Mr. Weiner may be deemed a beneficial owner of the 3,861,721 shares of common stock owned by Woodman.  Mr. Weiner disclaims beneficial ownership in such shares.

There are no arrangements known to the Registrant, the operation of which may at a subsequent date result in a change in control of the Registrant.

At the Closing and in connection therewith, the Registrant’s Agreement with Vero Management, LLC (“Vero”) was terminated.  Vero was previously engaged by the Registrant to provide managerial and administrative services.  Keating is the manager of Vero.  As of the Closing, the Registrant had remaining obligations to Vero of approximately $5,899 (accounting for approximately $7,101 released by Vero), which amount was paid by the Registrant at Closing.

In addition, at the Closing and in connection therewith, the Registrant’s Consulting Agreement with GFI was terminated.  GFI was previously engaged by the Registrant to provide financial and administrative services.  As of the Closing, the Registrant had remaining obligations to GFI of $15,000, which amount was paid by the Purchaser at Closing as part of the Assumed Obligations.

The disclosures required by Item 5.01(a)(8) not explicitly included in this Form 8-K are incorporated herein by reference to Amendment No. 1 to the Registrant’s Annual Report on Form 10-K (File No. 000-50385) filed with the Securities and Exchange Commission on January 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalyst Lighting Group, Inc.

Date: February 8, 2010	By:	/s/ Eric Stoppenhagen
Eric Stoppenhagen
President